UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 8 , 2010

SENTISEARCH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52320	20-5655648
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1217 South Flagler Drive, 3rd Floor , West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 805-684-1830

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR ANOBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENTOF A REGISTRANT.

On April 12, 2010, SentiSearch, Inc. (the “Company”) issued to each of four individuals $20,000 principal amount of promissory notes (the “Notes”) (a total of $80,000 principal amount of Notes). The investors included Joseph Pagano, the Company’s Chief Executive Officer, Secretary, Treasurer and Chairman of the Board of Directors, Frederick R. Adler, a director of the Company and a beneficial owner of more than 10% of the Company’s outstanding common stock and Samuel A. Rozzi, a beneficial owner of more than 10% of the Company’s outstanding common stock and one individual.

Principal and accrued interest on the Notes are payable on April 12, 2015; provided, however that the Notes become due and payable immediately upon the Company’s consummation of an equity financing resulting in net proceeds to the Company in excess of $2,500,000.  The Notes are not convertible into shares of the Company’s common stock.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

As previously reported, on October 26, 2009 the Company issued to each of four individuals who qualify as “accredited investors”, $50,000 principal amount of its subordinated convertible promissory notes (the “October Notes”)  (a total of $200,000 principal amount of October Notes). The investors included Joseph Pagano, the Company’s Chief Executive Officer, Secretary, Treasurer and Chairman of the Board of Directors and beneficial owner of more than 10% of the Company’s outstanding common stock, Frederick R. Adler, a director of the Company and beneficial owner of more than 10% of the Company’s outstanding common stock and Samuel A. Rozzi, a beneficial owner of more than 10% of the Company’s outstanding common stock. The  $50,000 principal amount of October Notes issued to Mr. Pagano represented $25,000 of new funds received by the Company  and a rollover of the previously reported $25,000 loan made by Mr.  Pagano to the Company on September 10, 2009.  The October Notes were issued in private transactions pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933 (the “Act”).  The funds provided to the Company in connection with the October Notes were used to fund working capital and for general corporate purposes.

Principal and accrued interest on the October Notes were payable on demand of the holders following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The holders were entitled to convert the outstanding principal amount of the October Notes and accrued and unpaid interest thereon into shares of the Company’s common stock at any time commencing on the fifth trading day immediately following the date the Annual Report on Form 10-K was filed, at the conversion price in effect on such date.   On April 8, 2010, pursuant to the terms of the October Notes, the conversion price was set at $0.05.  Also, on April 8, 2010, each of the holders elected to convert all of the then outstanding principal and interest on such October Notes, which resulted in the issuance to them of an aggregate of 4,073,943 shares of the Company’s common stock.  The conversion of the October Notes resulted in such October Notes being satisfied in full.  The issuances of the shares of common stock were made pursuant to an exemption from registration under Section 3(a)(9) of the Act.

The Company has agreed with the holders of the October Notes to register for resale the shares of common stock issued on conversion of the October Notes in any applicable registration statement filed by the Company with the Securities and Exchange Commission covering equity securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTISEARCH, INC.

Dated: April 14, 2010	By:	/s/ Joseph K. Pagano
		Name:	Joseph K. Pagano
		Title:	Chief Executive Officer, Secretary, Treasurer and Chairman of the Board